AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1994

                        SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant                    /X/
Filed by a party other than the registrant / /
Check the appropriate box:
/ / Preliminary proxy statement
/X/ Definitive proxy statement
/ / Definitive additional materials
/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       Senior High Income Portfolio, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                       Senior High Income Portfolio, Inc.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
    / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
    / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------
- ---------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                       SENIOR HIGH INCOME PORTFOLIO, INC.
                                    BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011
                            ------------------------
                 NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 9, 1994
                            ------------------------

TO THE STOCKHOLDERS OF SENIOR HIGH INCOME PORTFOLIO, INC.:


     Notice is hereby given that the 1994 Annual Meeting of Stockholders (the "Meeting") of Senior High Income Portfolio, Inc. (the "Fund") will be held at the offices of Merrill Lynch Asset Management, 800 Scudders Mill Road, Plainsboro, New Jersey, on Friday, September 9, 1994 at 11:00 A.M. for the following purposes:


          (1) To elect a Board of Directors to serve for the ensuing year;

          (2) To consider and act upon a proposal to ratify the selection of Deloitte & Touche to serve as independent auditors of the Fund for its current fiscal year; and

          (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on July 15, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.


     A complete list of the stockholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any stockholder of the Fund for any purpose germane to the Meeting during ordinary business hours from and after August 19, 1994, at the office of the Fund, 800 Scudders Mill Road, Plainsboro, New Jersey. You are cordially invited to attend the Meeting. Stockholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for this purpose. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.


                                          By Order of the Board of Directors

                                          PATRICK D. SWEENEY
                                          Secretary


Plainsboro, New Jersey
Dated: July 25, 1994

                                PROXY STATEMENT
                            ------------------------
                       SENIOR HIGH INCOME PORTFOLIO, INC.
                                    BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011
                            ------------------------
                      1994 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 9, 1994

                                  INTRODUCTION


     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Senior High Income Portfolio, Inc., a Maryland corporation (the "Fund"), to be voted at the 1994 Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of Merrill Lynch Asset Management ("MLAM"), 800 Scudders Mill Road, Plainsboro, New Jersey, on Friday, September 9, 1994 at 11:00 A.M. The approximate mailing date of this Proxy Statement is July 27, 1994.


     All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted for the election of the Board of Directors to serve for the ensuing year and for the ratification of the selection of independent auditors to serve for the Fund's current fiscal year. Any proxy may be revoked at any time prior to the exercise thereof by giving written notice to the Secretary of the Fund.


     The Board of Directors has fixed the close of business on July 15, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment thereof. Stockholders on the record date will be entitled to one vote for each share held, with no shares having cumulative voting rights. As of July 15, 1994, the Fund had outstanding 25,300,482 shares of common stock, par value $.10 per share ("Common Stock"). To the knowledge of the Fund, as of July 15, 1994 no person is the beneficial owner of more than five percent of its outstanding shares of Common Stock.



     Assuming a quorum is present, the election of the Directors and approval of
Item 2, Selection of Independent Auditors, will require a majority of the total votes cast by the holders of the Common Stock represented at the Meeting and entitled to vote.


     The Board of Directors of the Fund knows of no business other than that mentioned in Items 1 and 2 of the Notice of Meeting which will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

                             ELECTION OF DIRECTORS

     At the Meeting, the Board of Directors will be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified. It is intended that all properly executed proxies will be voted (unless such authority has been withheld in the proxy) in favor of the persons designated as Directors to be elected by holders of Common Stock.

     The Board of Directors of the Fund knows of no reason why any of these nominees will be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominee or nominees as the Board of Directors may recommend.

     Certain information concerning the nominees is set forth as follows:


                                                          PRINCIPAL OCCUPATIONS DURING                           SHARES
                                                                PAST FIVE YEARS               DIRECTOR     BENEFICIALLY OWNED
     NAME AND ADDRESS OF NOMINEE            AGE           AND PUBLIC DIRECTORSHIPS(1)           SINCE       AT JULY 15, 1994
- --------------------------------------  -----------  --------------------------------------  -----------  ---------------------
Ronald W. Forbes(1)(2)................          53   Professor of Finance, School of               1993               -0-
  1400 Washington Avenue                               Business, State University of New
  Albany, New York 12222                               York at Albany, since 1989, and
                                                       Associate Professor prior thereto;
                                                       Member, Task Force on Municipal
                                                       Securities Markets, Twentieth
                                                       Century Fund.
Cynthia A. Montgomery(1)(2)...........          41   Professor, Harvard Business School            1993               -0-
  Harvard Business School                              since 1989; Associate Professor,
  Soldiers Field Road                                  J.L. Kellogg Graduate School of
  Boston, Massachusetts 02163                          Management, Northwestern University,
                                                       1985-1989; Assistant Professor,
                                                       Graduate School of Business
                                                       Administration, the University of
                                                       Michigan, 1979-1985; Director, UNUM
                                                       Corporation.
Charles C. Reilly(1)(2)...............          63   Self-employed financial consultant            1993            11,991
  9 Hampton Harbor Road                                since 1990; President and Chief
  Hampton Bays, New York 11946                         Investment Officer of Verus Capital,
                                                       Inc. from 1979 to 1990; Senior Vice
                                                       President of Arnhold and S.
                                                       Bleichroeder, Inc. from 1973 to
                                                       1990; Adjunct Professor, Columbia
                                                       University Graduate School of
                                                       Business since 1990; Adjunct
                                                       Professor, Wharton School,
                                                       University of Pennsylvania, 1990;
                                                       Director, Harvard Business School
                                                       Alumni Association; Director, Small
                                                       Cities CableVision.
Kevin A. Ryan(1)(2)...................          61   Founder, current Director and                 1993               659
  127 Commonwealth Avenue                              Professor at the Boston University
  Chestnut Hill, Massachusetts 02167                   Center for the Advancement of Ethics
                                                       and Character; Professor of
                                                       Education at Boston University from
                                                       1982 until 1994; Formerly taught on
                                                       the faculties of the University of
                                                       Chicago, Stanford University and The
                                                       Ohio State University.

                                                          PRINCIPAL OCCUPATIONS DURING                           SHARES
                                                                PAST FIVE YEARS               DIRECTOR     BENEFICIALLY OWNED
     NAME AND ADDRESS OF NOMINEE            AGE           AND PUBLIC DIRECTORSHIPS(1)           SINCE       AT JULY 15, 1994
- --------------------------------------  -----------  --------------------------------------  -----------  ---------------------
Richard R. West(1)(2).................          56   Professor of Finance, and Dean from           1993               -0-
  482 Tepi Drive                                       1984 to 1993, New York University
  Southbury, Connecticut 06488                         Leonard N. Stern School of Business
                                                       Administration; Professor of Finance
                                                       at the Amos Tuck School of Business
                                                       Administration from 1976 to 1984 and
                                                       Dean from 1976 to 1983; Director of
                                                       Vornado, Inc. (real estate
                                                       investment trust), Alexander's Inc.
                                                       (real estate company), Bowne & Co.,
                                                       Inc. (financial printer), Smith
                                                       Corona (manufacturer of typewriters
                                                       and word processors) and RE Capital
                                                       Corp. (reinsurance holding company).
Arthur Zeikel(1)(3)...................          62   President and Chief Investment Officer        1993               -0-
  800 Scudders Mill Road                               of Fund Asset Management, L.P.
  Plainsboro, New Jersey 08536                         ("FAM") since 1977; President of
                                                       MLAM since 1977 and Chief Investment
                                                       Officer since 1976; President and
                                                       Director of Princeton Services, Inc.
                                                       ("Princeton Services") since 1993;
                                                       Executive Vice President of Merrill
                                                       Lynch & Co., Inc. ("ML & Co.") since
                                                       1990; Executive Vice President of
                                                       Merrill Lynch, Pierce, Fenner &
                                                       Smith Incorporated ("MLPF&S") since
                                                       1990 and Senior Vice President from
                                                       1985 to 1990; Director of Merrill
                                                       Lynch Funds Distributor, Inc.
                                                       ("MLFD").


- ---------------

(1) Each of the nominees is a director, trustee or member of an advisory board of certain other investment companies for which FAM or MLAM acts as investment adviser. See "Merrill Lynch Investment Company Directorships" below.

(2) Member of Audit Committee of the Board of Directors.

(3) Interested person, as defined in the Investment Company Act of 1940, as amended, of the Fund.

     Committee's and Board of Directors' meetings. The Board of Directors has a standing Audit Committee, which consists of the Directors who are not "interested persons" of the Fund within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"). The principal purpose of the Audit Committee is to review the scope of the annual audit conducted by the Fund's independent auditors and the evaluation by such auditors of the accounting procedures followed by the Fund. The non-interested Directors have retained independent legal counsel to assist them in connection with these duties. The Board of Directors does not have a nominating committee.

     During the fiscal year ended February 28, 1994, the Board of Directors held four meetings and the Audit Committee held three meetings. With the exception of Ms. Montgomery, each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and, if a member, the total number of meetings of the Audit Committee held during such period. Ms. Montgomery has attended each meeting of the Board of Directors and the Audit Committee subsequent to her appointment to the Board of Directors and the Audit Committee on December 8, 1993.

     Compliance with Section 16(a) of the Securities Exchange Act of
1934. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Fund's officers, directors and persons who own more than ten percent of a registered class of the Fund's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Fund with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Fund's review of the copies of such forms, and amendments thereto, furnished to it during or with respect to its most recent fiscal year, and written representations from certain reporting persons that they were not required to file Forms 5 with respect to the most recent fiscal year, the Fund believes that all of its officers, directors, greater than ten percent beneficial owners and other persons subject to Section 16 of the Exchange Act because of the requirements of Section 30 of the Investment Company Act, i.e. any advisory board member, investment adviser or affiliated person of the Fund's investment adviser, have complied with all filing requirements applicable to them with respect to transactions during the Fund's most recent fiscal year, except that Messrs. Reilly and Ryan both inadvertently failed to file a timely report to disclose a purchase of shares which purchase was accurately reflected in a subsequent filing and Ms. Montgomery and Donald C. Burke both inadvertently filed a late report to disclose that at the time of election to their respective positions with the fund, they owned no shares of the Fund.

     Interested Persons. The Fund considers Mr. Zeikel to be an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act as a result of the position he holds with FAM and its affiliates. Mr. Zeikel is the President of the Fund, President of FAM and the President and a Director of MLAM.

     Compensation of Directors. FAM, the investment adviser, pays all compensation of all officers of the Fund and all Directors of the Fund who are affiliated with ML & Co. or its subsidiaries. The Fund pays each Director not affiliated with FAM a fee of $2,000 per year plus $400 per meeting attended, together with such Director's actual out-of-pocket expenses relating to attendance at meetings. The Fund also pays each member of its Audit Committee, which consists of all of the non-affiliated Directors, a fee of $1,000 per year, together with such Director's out-of-pocket expenses relating to attendance at meetings. The Chairman of the Audit Committee receives an additional annual fee of $1,000. These fees and expenses aggregated $21,851 for the fiscal year ended February 28, 1994.

     Merrill Lynch Investment Company Directorships. FAM or MLAM acts as the investment adviser for more than 90 other registered companies. Mr. Zeikel is a trustee or director of each of these companies except for Merrill Lynch Series Fund, Inc., Merrill Lynch Institutional Intermediate Fund and Merrill Lynch Funds for Institutions Series. Each of the nominees is a trustee of CMA Government Securities Fund, CMA Money Fund, CMA Tax-Exempt Fund, CMA Multi-State Municipal Series Trust, CMA Treasury Fund, CBA Money Fund, Merrill Lynch Strategic Dividend Fund and Merrill Lynch Municipal Series Trust. Each of the nominees is a director of Merrill Lynch Corporate Bond Fund, Inc., Merrill Lynch Municipal Bond Fund, Inc., The Corporate Fund Accumulation Program, Inc., The Municipal Fund Accumulation Program, Inc., Merrill Lynch Senior Floating Rate Fund, Inc., Taurus MuniCalifornia Holdings, Inc., Taurus MuniNewYork Holdings, Inc., Merrill Lynch High Income Municipal Bond Fund, Inc., Merrill Lynch Fund For Tomorrow, Inc., Merrill Lynch Utility Income Fund, Inc.,
Senior High Income Portfolio II, Inc., Senior Strategic Income
Fund, Inc., MuniVest Fund, Inc. and MuniVest Fund II, Inc. In addition, Messrs. Reilly and West are directors or trustees of Emerging Tigers Fund, Inc., Merrill Lynch Americas Income Fund, Merrill Lynch Global Holdings, Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch EuroFund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Pacific Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Technology Fund, Inc., Merrill Lynch International

Equity Fund and Worldwide DollarVest Fund, Inc. Mr. Zeikel is also a director of certain funds which are neither registered under the Investment Company Act nor offered in the United States.


     Officers of the Fund. The Board of Directors has elected eight officers of the Fund. The following sets forth information concerning each of these officers:



                                                                                                                   OFFICER
     NAME AND PRINCIPAL OCCUPATION                                           OFFICE                     AGE         SINCE
- -----------------------------------------------------------------------  -------------------------  -----------  -----------
Arthur Zeikel..........................................................  President                          62         1993
  President and Chief Investment Officer of FAM since 1977, President of MLAM since 1977 and Chief Investment Officer since 1976; President and Director of Princeton Services since 1993; Executive Vice
  President of ML & Co. and of MLPF&S since 1990 and Senior Vice
  President from 1985 to 1990; Director of MLFD.
Terry K. Glenn.........................................................  Executive Vice President           53         1993
  Executive Vice President of FAM and MLAM since 1983; Director of FAM and MLAM since 1991; Executive Vice President and Director of
  Princeton Services since 1993; President of MLFD since 1986 and
  Director since 1991; President of Princeton Administrators.
N. John Hewitt.........................................................  Senior Vice President              59         1993
  Senior Vice President of MLAM and FAM since 1980.
Donald C. Burke........................................................  Vice President                     34         1993
  Vice President and Director of Taxation of MLAM since 1990; Employee of Deloitte & Touche from 1982 to 1990.
R. Douglas Henderson...................................................  Vice President                     36         1993
  Vice President of MLAM since 1989; Vice President, Leveraged Finance
  Department, Security Pacific Merchant Bank from 1987 to 1989; Vice
  President, Corporate Finance and Banking Department, Security Pacific
  Merchant Bank from 1983 to 1987.
John W. Fraser.........................................................  Vice President                     33         1994
  Vice President of MLAM since 1991; Vice President, Corporate Bond
  Department, Continental Bank from 1988 to 1991; Analyst, Drexel
  Burnham Lambert Commercial Paper, Inc. from 1987 to 1988; Second Vice
  President, Chase Manhattan Bank from 1985 to 1987.
Gerald M. Richard......................................................  Treasurer                          45         1993
  Senior Vice President and Treasurer of MLAM and FAM since 1984;
  Senior Vice President and Treasurer of Princeton Services since 1993;
  Treasurer of MLFD since 1984 and Vice President since 1981.
Patrick D. Sweeney.....................................................  Secretary                          40         1993
  Vice President of MLAM since 1990; Vice President and Associate
  Counsel of Security Pacific Merchant Bank from 1988 to 1990; Lawyer in private practice from 1981 to 1988.



     Stock Ownership. At July 15, 1994, the Directors and officers of the Fund as a group (13 persons) owned an aggregate of less than 1/4 of 1% of the Common Stock of the Fund outstanding at such date. At such date Mr. Zeikel, an officer and a Director of the Fund, and the other officers of the Fund owned an aggregate of less than 1/4 of 1% of the outstanding shares of common stock of ML & Co.

                       SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund, has selected the firm of Deloitte & Touche ("D&T"), independent auditors, to examine the financial statements of the Fund for the current fiscal year. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Such appointment is subject to ratification or rejection by the stockholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such auditors.

     D&T also acts as independent auditors for ML & Co. and all of its subsidiaries and for most other investment companies for which FAM or MLAM acts as investment adviser. The fees received by D&T from these other entities are substantially greater, in the aggregate, than the total fees received by it from the Fund. The Board of Directors of the Fund considered the fact that D&T has been retained as the independent auditors for ML & Co. and the other entities described above in its evaluation of the independence of D&T with respect to the Fund.

     Representatives of D&T are expected to be present at the Meeting and will have the opportunity to make a statement if they so desire and to respond to questions from stockholders.

                       THE INVESTMENT ADVISORY AGREEMENT

     On April 20, 1993, the Fund entered into an investment advisory agreement (the "Investment Advisory Agreement") with FAM. On June 8, 1994, the Board of Directors approved the continuance of the Investment Advisory Agreement for a period of one year. In their consideration of this matter, the Directors received information relating to, among other things, alternatives to the present arrangements, the nature, quality and extent of the advisory and other services provided to the Fund by FAM and its affiliate and comparative data with respect to the advisory and management arrangements of other investment companies. The Directors also received information as to the profitability of FAM and its affiliate for providing such services.

INFORMATION CONCERNING FAM

     Effective January 1, 1994, FAM was reorganized as a Delaware limited partnership. FAM (the general partner of which is Princeton Services, a wholly-owned subsidiary of ML & Co.) is owned and controlled by ML & Co. and is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. ML & Co. is located at 250 Vesey Street, New York, New York 10281. The reorganization did not result in a change of management of FAM, in any of its personnel, or in an adverse change in its financial condition. Prior to the reorganization, FAM, which was known as Fund Asset Management, Inc. ("FAMI"), was a Delaware corporation which had been incorporated in 1976. Prior to its reorganization, FAM was a wholly-owned subsidiary of MLAM, a Delaware corporation, which was also reorganized as a Delaware limited partnership effective January 1, 1994. MLAM was a wholly-owned subsidiary of ML & Co. prior to its reorganization, and continues to be owned and controlled by ML & Co. after its reorganization. MLAM is also located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536. MLAM or FAM acts as the investment adviser to more than 90 other registered investment companies. In addition, MLAM offers portfolio management and portfolio analysis services to individuals and institutions. FAMI's audited balance sheet as of its most recent fiscal year end is appended to this Proxy Statement as Exhibit A.

     Securities held by the Fund may also be held by or be appropriate investments for other funds or clients (collectively referred to as "clients") for which MLAM or FAM acts as an adviser. Because of different investment objectives or other factors, a particular security may be bought for one or more clients when one or more other clients are selling the security. If purchases or sales of securities for the

Fund or other clients arise for consideration at or about the same time, transactions in such securities will be made, insofar as feasible, for the respective clients in a manner deemed equitable to all by MLAM or FAM. To the extent that transactions on behalf of more than one client of MLAM or FAM during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

     The following table sets forth the name, title and principal occupation of the principal executive officers of FAM and the directors of Princeton Services, the general partner of FAM.

NAME*                     TITLE                                       PRINCIPAL OCCUPATION
- ------------------------  ------------------------------------------  ------------------------------------------
Arthur Zeikel...........  President and Chief Investment Officer of   President and Chief Investment Officer of
                          FAM and Director of Princeton Services      MLAM and FAM; Executive Vice President of
                                                                      ML & Co.
Terry K. Glenn..........  Executive Vice President of FAM and         Executive Vice President of MLAM and FAM;
                          Director of Princeton Services              Executive Vice President of Princeton
                                                                      Services
Philip L. Kirstein......  Senior Vice President and General Counsel   Senior Vice President and General Counsel
                          of FAM and Director of Princeton Services   of MLAM and FAM

- ---------------

* Mr. Zeikel is presently a Director of the Fund. The address of Messrs. Zeikel,
  Glenn and Kirstein is   Box 9011, Princeton, New Jersey 08543-9011.

TERMS OF INVESTMENT ADVISORY AGREEMENT

     The Investment Advisory Agreement provides that, subject to the direction of the Board of Directors of the Fund, FAM is responsible for the actual management of the Fund's portfolio and for the review of the Fund's holdings in light of its own research analysis and analyses from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with FAM, subject to review by the Board of Directors. FAM provides the portfolio management for the Fund. Such portfolio management considers analyses from various sources (including brokerage firms with which the Fund does business), makes the necessary investment decisions and places transactions accordingly. FAM is also obligated to perform certain administrative and management services for the Fund and is obligated to provide all the office space, facilities, equipment and personnel necessary to perform its duties under the Investment Advisory Agreement.


     Investment Advisory Fee. The Investment Advisory Agreement provides that as compensation for its services to the Fund, FAM receives from the Fund at the end of each month a fee at an annual rate of 0.50% of the Fund's average weekly net assets plus the proceeds of any outstanding borrowings used for leverage ("average weekly net assets" means the average weekly value of the total assets of the Fund, minus the sum of accrued liabilities of the Fund, any accrued and unpaid interest on outstanding borrowings and accumulated dividends on shares of preferred stock). For purposes of this calculation, average weekly net assets are determined at the end of each month on the basis of the average net assets of the Fund for each week during the month. The assets for each weekly period are determined by averaging the net assets at the last business day of a week with the net assets at the last business day of the prior week. For the fiscal year ended February 28, 1994, the investment advisory fee payable by the Fund to FAM aggregated $1,220,882 (based upon average net assets of approximately $289.0 million), of which $305,108 was voluntarily waived by FAM. FAM also reimbursed the Fund $28,800 for additional expenses. At June 30, 1994, the Fund had net assets of approximately $236.0 million. At this asset level the Fund's annual investment advisory fee would aggregate approximately $997,008.


     Payment of Expenses. The Investment Advisory Agreement obligates FAM to provide investment advisory services and to pay all compensation of and furnish office space for officers and employees of the Fund connected with the investment and economic research, trading and investment management of the Fund, as well as the fees of all Directors of the Fund who are affiliated persons of FAM or any of its affiliates. The Fund pays all other expenses incurred in the operation of the Fund, including, among other things, expenses for legal and auditing services, taxes, costs of printing proxies, listing fees, stock certificates and shareholder reports, charges of the Custodian and Transfer Agent, Dividend Disbursing Agent and Registrar, Securities and Exchange Commission fees, fees and expenses of unaffiliated Directors, accounting and pricing costs, insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, mailing and other expenses properly payable by the Fund. Accounting services are provided to the Fund by FAM, and the Fund reimburses FAM for its costs in connection with such services. For the fiscal year ended February 28, 1994, the Fund reimbursed FAM in the amount of $54,902 for such accounting services.

     Duration and Termination. The Investment Advisory Agreement will continue in effect from year to year if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding shares of capital stock of the Fund and (b) by a majority of the Directors who are not parties to such agreement or interested persons (as defined in the Investment Company Act) of any such party. Such agreement is not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by the vote of the stockholders of the Fund.

                PORTFOLIO TRANSACTIONS AND BROKERAGE COMMISSIONS

     Subject to policies established by the Board of Directors of the Fund, FAM is primarily responsible for the execution of the Fund's portfolio transactions and the allocation of the brokerage. In executing such transactions, FAM seeks to obtain the best results for the Fund, taking into account such factors as price (including the applicable fee, commission or spread), size of order, difficulty of execution and operational facilities of the firm involved, the firm's risk in positioning a block of securities and the provision of supplemental investment research by the firm. While FAM generally seeks reasonably competitive fees, commissions or spreads, the Fund does not necessarily pay the lowest fee, commission or spread available. The portfolio securities of the Fund generally are traded on a net basis and normally do not involve either brokerage commissions or transfer taxes. The cost of portfolio securities transactions of the Fund primarily consists of dealer or underwriter spreads. The Fund did not pay any brokerage commissions in connection with portfolio transactions for the fiscal year ended February 28, 1994.

     The Fund has no obligation to deal with any broker or group of brokers in execution of transactions in portfolio securities. Subject to obtaining the best price and execution, securities firms which provided supplemental investment research to FAM, including Merrill Lynch, may receive orders for transactions by the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by FAM under the Investment Advisory Agreement and the expenses of FAM will not necessarily be reduced as a result of the receipt of such supplemental information.

     The Fund will purchase Corporate Loans in individually negotiated transactions with commercial banks, thrifts, insurance companies, finance companies and other financial institutions. In selecting such financial institutions, FAM may consider, among other factors, the financial strength, professional ability, level of service and research capability of the institution. While such financial institutions generally are not required to repurchase Corporate Loans which they have sold, they may act as principal or on an agency basis in connection with the Fund's disposition of Corporate Loans.

     Other securities in which the Fund may invest, such as publicly traded corporate bonds and notes, are traded primarily in the over-the-counter markets, and the Fund intends to deal directly with the dealers who make markets in the securities involved, except in those circumstances where better prices and execution are available elsewhere. Under the Investment Company Act, except as permitted by exemptive order, persons affiliated with the Fund are prohibited from dealing with the Fund as principal in the purchase and sale of securities. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principal for their own account, the Fund will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. In addition, the Fund may not purchase securities during the existence of any underwriting syndicate of which Merrill Lynch is a member except pursuant to procedures approved by the Board of Directors of the Fund which comply with rules adopted by the Securities and Exchange Commission. An affiliated person of the Fund may serve as its broker in over-the-counter transactions conducted on an agency basis. For the fiscal year ended February 28, 1994, the Fund did not incur any charges in brokerage commissions.

     The Board of Directors has considered the possibility of recapturing for the benefit of the Fund brokerage commissions, fees, spreads and other expenses of possible portfolio transactions, such as underwriting commissions, by conducting portfolio transactions through affiliated entities, including Merrill Lynch and its affiliates. For example, brokerage commissions received by Merrill Lynch could be offset against the investment advisory fee paid by the Fund to FAM. After considering all factors deemed relevant, the Directors made a determination not to seek such recapture. The Directors will reconsider this matter from time to time.

                             ADDITIONAL INFORMATION

     The expenses of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. The Fund may also hire proxy solicitors at the expense of the Fund.

     In order to obtain the necessary quorum at the Meeting (i.e., a majority of the shares of the Fund's securities entitled to vote at the Meeting, present in person or by proxy), supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund. It is anticipated that the cost of such supplementary solicitation, if any, will be nominal.

     All shares represented by properly executed proxies, unless such proxies have previously been revoked, will be voted at the Meeting in accordance with the directions on the proxies; if no direction is indicated, the shares will be voted "FOR" the Director nominees and "FOR" the ratification of D&T as independent auditors.

     Broker-dealer firms, including MLPF&S, holding Fund shares in "street name" for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their shares on each Item before the Meeting. The Fund understands that, under the rules of the New York Stock Exchange, such broker-dealer firms may, without instructions from their customers and clients, grant authority to the proxies designated to vote on the election of Directors (Item 1) and ratification of the selection of independent auditors (Item 2) if no instructions have been received prior to the date specified in the broker-dealer firm's request for voting instructions. Accordingly, the Fund will include shares held of record by broker-dealers as to which such authority has been granted in its tabulation of the total number of votes present for purposes of determining whether the necessary quorum of shareholders exists. Proxies which are returned but which are marked "abstain" or on which a broker-dealer has declined to vote on any Item ("broker non-votes"), will be counted as present for the purposes of a quorum. MLPF&S has advised that it intends to exercise discretion over shares held in its name for which no instructions are received by voting such shares in the same proportion as it has voted shares for which it has received instructions. However, abstentions and broker non-votes will not be counted as votes cast. Abstentions and broker non-votes, therefore, will not have an effect on the vote on Items 1 or 2.

STOCKHOLDER PROPOSALS


     If a stockholder intends to present a proposal at the 1995 Annual Meeting of Stockholders of the Fund and desires to have the proposal included in the Fund's proxy statement and form of proxy for that meeting, the stockholder must deliver the proposal to the offices of the Fund by March 27, 1995.


                                          By Order of the Board of Directors
                                          PATRICK D. SWEENEY
                                          Secretary


Dated: July 25, 1994

                                                                       EXHIBIT A

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1993
                                      AND
                          INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT

FUND ASSET MANAGEMENT, INC.:

     We have audited the accompanying consolidated balance sheet of Fund Asset Management, Inc. and subsidiary (the "Company") as of December 31, 1993. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on the balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of the Company at December 31, 1993 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE
Parsippany, New Jersey
February 28, 1994

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                                                                                   DECEMBER 31,
                                                                                                       1993
                                                                                                 -----------------
    ASSETS
Cash...........................................................................................  $         996,680
Receivable from affiliated companies:
  Lease transactions...........................................................................         24,501,523
  Sale of leased investment....................................................................         48,312,532
Fund management fees receivable................................................................         28,927,938
Investments in leases:
  Leveraged leases.............................................................................         57,431,668
  Sales-type lease.............................................................................          3,362,521
Investments in affiliated investment companies--(market: $19,731,088)..........................         18,181,262
Investment in affiliated limited partnership...................................................         31,109,264
                                                                                                 -----------------
TOTAL ASSETS...................................................................................  $     212,823,388
                                                                                                 -----------------
                                                                                                 -----------------
     LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES:
Payable to Merrill Lynch & Co., Inc. and affiliates............................................  $      21,554,955
Deferred income taxes:
  Arising from leveraged leases................................................................         52,938,886
  Arising from sales-type lease................................................................          1,351,622
  Other........................................................................................         15,838,124
Other..........................................................................................              8,501
                                                                                                 -----------------
Total liabilities..............................................................................         91,692,088
                                                                                                 -----------------
STOCKHOLDER'S EQUITY:
Common stock, par value $1.00 per share--authorized 25,000 shares;
  outstanding 1,000 shares.....................................................................              1,000
Additional paid-in capital.....................................................................        686,215,876
Retained earnings..............................................................................        119,029,472
Proceeds receivable from Merrill Lynch & Co., Inc. from sale of subsidiary.....................       (684,115,048)
                                                                                                 -----------------
Total stockholder's equity.....................................................................        121,131,300
                                                                                                 -----------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY.....................................................  $     212,823,388
                                                                                                 -----------------
                                                                                                 -----------------

                    See notes to consolidated balance sheet

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                      NOTES TO CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993

ORGANIZATION

     Fund Asset Management, Inc. and subsidiary (the "Company"), a wholly-owned subsidiary of Merrill Lynch Investment Management Inc. (the "Parent"), or "MLIM" which is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), serves as an investment adviser to various registered open-end investment companies. The Company is also a lessor participant in certain leveraged and sales-type lease agreements.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Income Taxes--The results of the operations of the Company are included in the consolidated Federal and combined state and local income tax returns filed by ML & Co. It is the policy of ML & Co. to allocate the tax associated with such operating results to each respective subsidiary in a manner which approximates the separate company method. In 1992, ML & Co. adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") which requires an asset and liability method in recording income taxes on all transactions that have been recognized in the financial statements. SFAS 109 provides that deferred taxes be adjusted to reflect tax rates at which future tax liabilities or assets are expected to be settled or realized.

TRANSACTIONS WITH AFFILIATES

     The Company serves as an investment adviser for certain affiliated investment companies. The Company maintains investments in certain of these investment companies. Such investments are carried at the lower of cost or market value. Market value is determined based upon quoted market prices.


     The Company has an arrangement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), an affiliate which provides that the Company, which receives revenue as an investment adviser to certain investment companies (the "Funds"), reimburse MLPF&S for certain costs incurred in processing transactions involving shares of the Funds.


     ML & Co. is the holder of the Company's excess cash, which is available on demand to meet current liabilities. ML & Co. credits the Company for interest at a floating rate approximating ML & Co.'s average borrowing rate, based on the Company's average daily balances due to/from ML & Co.

     The "Receivable from affiliated companies" arising from lease transactions is summarized as follows:

Monies advanced to fund lease transactions.....................................................  $    (103,476,954)
Tax benefits allocated to the Company by ML & Co...............................................         88,699,254
Other..........................................................................................         39,279,223
                                                                                                 -----------------
Total..........................................................................................  $      24,501,523
                                                                                                 -----------------
                                                                                                 -----------------

     The Company has a 49 percent limited partnership interest in ML Plainsboro Limited Partnership ("MLP") whose general partner is an affiliate. Profits and losses are allocated to the Company based on its percentage interest.

     During 1992, the Company sold its investment in Merrill Lynch Interfunding, Inc. and Merlease Leasing Corp. to an affiliate at book value, resulting in a receivable from ML & Co. This receivable is reflected as a reduction to stockholder's equity.

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEET--(CONCLUDED)
                               DECEMBER 31, 1993

INVESTMENTS IN LEASES

     The Company is a lessor participant in leveraged leases.

     Pertinent information relating to the Company's investments in leveraged leases is summarized as follows:

                                                                                     ESTIMATED
                                                        LENGTH OF                 RESIDUAL VALUE
                                                          LEASE       EQUITY         OF LEASED
TYPE OF PROPERTY                                         (YEARS)    INVESTMENT       PROPERTY
- -----------------------------------------------------  -----------  -----------  -----------------
Generating plant.....................................       24-25        34.06%           15.0%

     Financing beyond the Company's equity interest in the purchase price of the properties was furnished by outside parties in the form of long-term debt that provides for no recourse against the Company and is secured by a first lien on the properties and related rentals. At the end of the respective lease terms, ownership of the properties remains with the Company.

     The Company's net investment in leveraged leases is summarized as follows:


Rentals receivable (net of principal and interest on nonrecourse debt).......  $    66,075,030
Estimated residual value of leased assets....................................       18,964,143
Less:
  Unearned and deferred income...............................................      (26,617,505)
  Allowance for uncollectibles...............................................         (990,000)
                                                                               ---------------
Investment in leveraged leases...............................................       57,431,668
Less deferred taxes arising from leveraged leases............................      (52,938,886)
                                                                               ---------------
Net investment in leveraged leases...........................................  $     4,492,782
                                                                               ---------------
                                                                               ---------------


     During 1993, the Company sold its equity interest in the chemical tanker previously accounted for as a leveraged lease. The sale resulted in an after-tax gain of $112,000.

     The Company's investment in the sales-type leases consisted of the following elements at December 31, 1993:


Minimum lease payments receivable.............................................  $   3,672,000
Less:
  Unearned income.............................................................        (59,479)
  Allowance for uncollectibles................................................       (250,000)
                                                                                -------------
Investment in sales-type financing leases.....................................  $   3,362,521
                                                                                -------------
                                                                                -------------


     At December 31, 1993 minimum lease payments receivable are $3,672,000 for 1994.

     For Federal income tax purposes, the Company receives the investment tax credit and has the benefit of tax deductions for (i) depreciation on the entire amount of leased assets and (ii) interest on the outstanding long-term debt. For state and local tax purposes, the Company also receives the benefits of tax deductions from (i) and (ii) above. Since, during the early years of the leases, those deductions exceed the Company's lease rental income, substantial excess deductions are available to be applied against the Company's other income and the consolidated income of ML & Co. In the later years of

                   FUND ASSET MANAGEMENT, INC. AND SUBSIDIARY
                NOTES TO CONSOLIDATED BALANCE SHEET--(CONCLUDED)
                               DECEMBER 31, 1993

INVESTMENTS IN LEASES--(CONTINUED)
these leases, rental income will exceed the related deductions and taxes will be payable (to the extent that net deductions arising from additional leveraged lease transactions do not offset such net lease income). Deferred taxes have been provided to reflect these temporary differences.


INCOME TAXES



     As part of the consolidated group, the Company transfers its current Federal and state tax liabilities to MLIM. No such amounts were due to MLIM at December 31, 1993.


PENSION PLAN

     The Company participates in the ML & Co. Comprehensive Retirement Program (the "Program") consisting of the Retirement Accumulation Plan ("RAP") and the Employee Stock Ownership Plan (the "ESOP"). Under the Program, cash contributions made by the Company and the ML & Co. stock held by the ESOP will be allocated quarterly to participants' accounts. Allocations will be based on years of service, age and eligible compensation. Actuarial data regarding the Company's Plan participants is not separately available.

NAME CHANGE

     Effective December 28, 1991, the Company's Parent, through an amendment of its certificate of incorporation, changed its name to Merrill Lynch Investment Management, Inc. ("MLIM"). MLIM does business under the name "Merrill Lynch Asset Management."

SUBSEQUENT EVENT


     Effective January 1, 1994, Fund Asset Management, Inc. contributed certain net investment advisory assets to Fund Asset Management, L.P., a newly formed Delaware limited partnership, in exchange for a 99% limited partnership interest. The general partner, Princeton Services, Inc. (a wholly-owned subsidiary of ML & Co.) contributed 1% of the value of the net investment advisory assets in exchange for its 1% general partnership interest. The partnership's profits and losses are to be allocated in proportion to the capital contributions of the partners.

                       SENIOR HIGH INCOME PORTFOLIO, INC.
                                 P.O. BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011

                                     PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Arthur Zeikel, Terry K. Glenn and Patrick D. Sweeney as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock of Senior High Income Portfolio, Inc. (the "Fund") held of record by the undersigned on July 15, 1994, at the annual meeting of stockholders of the Fund to be held on September 9, 1994 or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

1. ELECTION OF DIRECTORS          FOR all nominees listed below   WITHHOLD AUTHORITY
                                  (except as marked to the        to vote for all nominees
                                  contrary below) / /             listed below / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

          Ronald W. Forbes, Cynthia A. Montgomery, Charles C. Reilly, Kevin A. Ryan, Richard R. West, Arthur Zeikel

                (Continued and to be signed on the reverse side)

    2. Proposal to ratify the selection of Deloitte & Touche as the independent auditors of the Fund to serve for the current fiscal year.

/ / FOR            / / AGAINST            / / ABSTAIN
    3. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

                                                 Please sign exactly as name
                                                 appears hereon. When shares are
                                                 held by joint tenants, both
                                                 should sign. When signing as
                                                 attorney or as executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 president or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.
                                         Dated: _______________________________,
                                                              1994
                                    ____________________________________________
                                                           Signature
                                    ____________________________________________
                                                   Signature, if held jointly

                                                 Please mark boxes/fill in
                                                 completely/ or /X/ in blue or
                                                 black ink. Sign, Date and
                                                 Return the Proxy Card Promptly
                                                 Using the Enclosed Envelope.

- --------------------------------------------------------------------------------

BY SIGNING AND PROMPTLY RETURNING THE ENCLOSED PROXY YOU MAY SAVE YOUR FUND THE EXPENSE OF ADDITIONAL SOLICITATION COSTS.

- --------------------------------------------------------------------------------

THE ENCLOSED PROXY CARD HAS BEEN FORWARDED TO YOU BECAUSE YOU WERE A SHAREHOLDER ON THE RECORD DATE.

IT IS IMPORTANT THAT YOU VOTE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

- --------------------------------------------------------------------------------